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                                                                    Exhibit 10.1


                              FLORSHEIM GROUP INC.
                             1994 STOCK OPTION PLAN
                 (As Amended and Restated as of January 9, 2001)


1. Objectives of the Plan.

                  Florsheim Group Inc. 1994 Stock Option Plan (the "Plan") of Florsheim Group Inc. (the "Corporation") is intended to encourage and provide opportunities for ownership of the Corporation's Common Stock by (i) key employees (including officers) of the Corporation and any subsidiaries of the Corporation; (ii) certain consultants and advisors who perform services for the Corporation and any subsidiaries of the Corporation; and (iii) non-employee members of the Board of Directors of the Corporation (the "Board"). The Plan is also intended to provide incentives for such individuals to put forth maximum efforts for the successful operation of the Corporation and its subsidiaries. By extending to such individuals the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation and its subsidiaries to attract and retain the best available talent and by providing such individuals with added incentives to increase the value of the Corporation's stock.

2. Stock Subject to the Plan.

                  There are reserved for issue under the Plan 2,000,000 shares of the Common Stock, without nominal or par value, of the Corporation (the "Shares"). Such Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Corporation. The maximum number of Shares with respect to which options may be granted to any individual during any calendar year is 300,000 and the maximum number of Shares with respect to which options may be granted to any individual during the term of the Plan is 500,000.

3. Administration.

                  Subject to the express provisions of the Plan, the Plan shall be administered by the Executive Compensation and Stock Option Committee of the Board (the "Committee"), and the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options, if any, shall be granted, the type of option to be granted (e.g., incentive or nonqualified) and the number of Shares to be subject to an option. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regarding it, and to take whatever action is necessary to carry out the purposes of the Plan. The Committee's determinations on matters referred to in this Section 3 shall be conclusive.

4. The Committee.

                  The Committee shall consist of two or more members of the Board. The Committee shall be appointed by the Board, which may from time to time designate the number to serve on the Committee, appoint members of the Committee in substitution for members previously appointed and fill vacancies, however caused, in the Committee. No member of the Board while a member of the Committee shall be eligible to receive an option under the Plan.

                  The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of the members shall constitute a quorum. Any determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.



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5. Eligibility.

                  Options may be granted to key employees (which term as used herein includes officers) of the Corporation and of its subsidiary corporations (the "subsidiaries") as the term "subsidiary corporation" is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, (the "Code") and non-employee members of the Board. Consultants and advisors who perform services for the Corporation or any of its subsidiaries shall be eligible to participate in the Plan provided such individuals render bona fide services to the Corporation or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and such individuals do not directly or indirectly promote or maintain a market for the Corporation's securities.

                  For the purposes of the Plan the term "employee" shall be an individual with an "employment relationship" as defined in Section 421 (Treasury Regulation Section 1.421-7(h)) of the Code. Nothing contained in the Plan shall be construed to limit the right of the Corporation to grant options otherwise than under the Plan in connection with (i) the employment of any person, (ii) the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of another corporation, firm or association, including grants to employees thereof who become employees of the Corporation or a subsidiary, or
(iii) other proper corporate purposes.

6. Nonqualified Stock Options.

                  Unless it is designated an incentive stock option by the Committee, any option granted under the Plan shall be nonqualified and shall be in such form as the Committee may from time to time approve. Any such nonqualified stock option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

         (a) Option Price. The option price of Shares purchasable under an option shall be determined by the Committee in accordance with procedures established by the Committee.

         (b) Option Period. The term of an option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

         (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided, however, that except as provided in Subsections (f), (g) and (h) of this Section 6, no option may be exercised at any time unless the holder is employed by, or providing service to the Corporation or a subsidiary as an employee, a consultant, an advisor, or a non-employee member of the Board and has continuously been employed by, or provided service to the Corporation or a subsidiary at all times since the date of granting of the option. If any option granted under the Plan shall expire or terminate for any reason without ever having been exercised in full, the unissued shares subject thereto shall again be available for the purposes of the Plan. The proceeds of the sale of Shares subject to options are to be added to the general funds of the Corporation.

         (d) Method of Exercise. Options which are exercisable may be exercised in whole or in part at any time during the option period, by completing and delivering to the Corporation an option exercise form provided by the Corporation specifying the number of Shares to be purchased. Such form shall be accompanied by payment in full of the option price (w) in cash, (x) with approval of the Committee, by delivering Shares owned by the optionee (including Shares acquired in connection with the exercise of an option, subject to such restrictions as the Committee deems appropriate) and having a fair market value on the date of exercise equal to the option price or by attestation (on a form prescribed by the Committee) to ownership of Shares having a fair market value on the date of exercise equal to the option price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Corporation with respect to the option. No Shares shall be issued until full payment therefor has been made.


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         (e) Nontransferability of Options. No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide, in a grant instrument, that an optionee may transfer nonqualified stock options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the optionee receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

         (f) Termination by Reason of Death. If an optionee dies while employed by or providing service for the Corporation or any subsidiary, as to those Shares with respect to which the option had become exercisable (under the provisions of the particular option) on the date of death, the stock option may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, during a period of six months from the date of such death or until the expiration of the stated period of the option, whichever period is shorter.

         (g) Termination by Reason of Retirement or Permanent Disability. If an optionee ceases to be employed by, or provide service to the Corporation or any subsidiary because the optionee retires or is permanently disabled, as to those Shares with respect to which the option had become exercisable (under the provisions of the particular option) on the date of termination, any stock option held by such optionee may thereafter be exercised during a period of three months from the date of such termination or the expiration of the stated period of the option, whichever period is shorter; provided, however, that if the optionee dies within such three-month period, any unexercised stock option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six months from the date of such death or for the stated period of the option, whichever period is shorter.

         (h) Termination for Cause. If an optionee ceases to be employed by, or provide services to the Corporation or any such subsidiary on account of a termination for Cause by the Corporation or any such subsidiary, any option held by the optionee shall terminate as of the date the optionee ceases to be employed by, or provide services to the Corporation or any such subsidiary. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the optionee has engaged in conduct that constitutes Cause at any time while the optionee is employed by, or providing services to the Corporation or any such subsidiary or after the optionee ceases to be employed by, or provide services to the Corporation or a subsidiary, any option held by the optionee shall immediately terminate, and the optionee shall automatically forfeit all Shares underlying any exercised portion of an option for which the Corporation has not yet delivered the share certificates, upon refund by the Corporation of the option price paid by the optionee for such shares. Upon any exercise of an option, the Corporation may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture. For purposes of the Plan, "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the optionee (i) has breached his or her employment or service contract with the Corporation or subsidiary, (ii) has engaged in disloyalty to the Corporation or any subsidiary, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Corporation or any subsidiary to persons not entitled to receive such information, (iv) has breached any written noncompetition or nonsolicitation agreement between the optionee and the Corporation or any subsidiary or (v) has engaged in such other behavior detrimental to the interests of the Corporation or any subsidiary as the Committee determines. This Section 6(h) shall only apply to options granted on or after January 9, 2001.

         (i) Other Termination. If an optionee ceases to be employed by, or provide service to the Corporation or a subsidiary for any reason other than death, permanent disability, retirement, or Cause, as to those Shares with respect to which the option had become exercisable (under the provisions of the particular option) on the date of termination, any option held by such optionee may thereafter be exercised during a period of one month from the date of such termination or the expiration of the stated period of the option, whichever period is shorter; provided, however, that if the optionee dies within such one-month period, any unexercised option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six months from the date of such death or for the stated period of the option, whichever period is shorter.
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         (j) Option Buyout. The Committee may at any time offer to repurchase an option, other than an option which has been held for less than six months by an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"), based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.


7. Incentive Stock Options.

                  Any option granted to an employee under the Plan shall, at the discretion of the Committee, qualify as an incentive stock option as defined in
Section 422(b) of the Code and shall be in such form as the Committee may from time to time approve. Any such incentive stock option shall be subject to the following terms and conditions in addition to those set forth in Section 6 and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

         (a) Eligibility. Incentive stock options may be granted only to employees of the Corporation or a subsidiary. Incentive stock options shall not be granted to any individual who, at the time the option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its parent corporation (as the term "parent corporation" is defined in Section 424(e) of the Code) or its subsidiaries (a "Ten Percent Shareholder") unless: 1) the option price is at least 110% of the fair market value of the Shares subject to the option, and 2) the option states that it is not exercisable after the expiration of five years from the date the option is granted. Incentive stock options shall not be granted to a person who is not a Ten Percent Shareholder unless the option price is at least 100% of the fair market value of the Shares subject to the option on the date the option is granted.

         (b) Limitation on Exercise of Options. The maximum aggregate fair market value (determined at the time an option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and its parent corporation and subsidiaries) shall not exceed $100,000. If the foregoing $100,000 limit is exceeded with respect to an incentive stock option on account of the acceleration of the exercise of the option pursuant to Section 8 of the Plan, the portion of the incentive stock option in excess of the $100,000 limit shall be treated as a nonqualified stock option. If the provisions of this Section limit the exercisability of certain incentive stock options which would otherwise become exercisable on account of termination of employment, the Committee, in its sole discretion, shall determine the times at which such incentive stock options become exercisable so that the provisions of this Section 7(b) are not violated; provided, that in no event shall any incentive stock option be exercisable more than ten years from the date it is granted (five years in the case of incentive stock options granted to Ten Percent Shareholders (described in Section 7(a)).

8. Grants to Non-Exempt Employees.

                  Notwithstanding the foregoing, options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an option price not less than 85% of the fair market value of the Shares subject to the option on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such options may become exercisable, as determined by the Committee, upon the grantee's death, disability, or retirement, or upon a Change of Control, as defined below, or other circumstances permitted by the applicable regulations).

9. Adjustment Upon Changes in Capitalization, Etc.

                  The aggregate number and class of shares reserved under the Plan and with respect to which options may be granted to any individual, the number and class of shares subject to each option granted pursuant to the Plan and the option price per Share payable under each such option shall be

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appropriately and equitably adjusted in the event of: any reclassification or increase or decrease in the number of the issued Shares of the Corporation by reason of a split-up or consolidation of Shares; the payment of a stock dividend; a recapitalization; a combination or exchange of Shares; a spin-off; or any like capital adjustment.

                  Subject to the next paragraph, if the Corporation shall be reorganized or shall be merged with or into or consolidated with any other corporation, or shall sell all or substantially all of its assets or effect a complete liquidation, each option, if any, then outstanding under the Plan, shall thereafter apply to such number and kind of securities, cash or other property as would have been issuable by reason of such reorganization, merger, consolidation, sale or liquidation to a holder of the number of Shares which were subject to the option, if any, immediately prior to such transaction.

                  In the event of a proposed transaction of the type set forth in the preceding paragraph, the Committee may determine that each option then outstanding under the Plan, shall terminate as of a date to be fixed by the Committee and approved by the Board upon not less than thirty days' written notice to the optionee; and may further determine when and to the extent that, any option granted at least six months prior to such event to any optionee who has been an employee, a consultant, an advisor, or a non-employee member of the Board for one year or more prior to the date of such notice, shall be accelerated and such optionee shall be entitled to exercise such option without regard to any installment provision of the option prior to the termination date fixed in said notice; provided, however, that in no event shall the Committee have the right to make any determination provided for in this paragraph, if doing so would make any transaction ineligible for pooling of interest accounting treatment under APB No. 16 or any successor provision that but for such determination would be eligible for such treatment.

                  All adjustments under this Section 9 shall be made by the Committee, subject to the approval of the Board, which action shall be final and conclusive.

                  Anything to the contrary notwithstanding, upon a Change of Control (as hereinafter defined) and, in the case of options granted on or after March 15, 1996, subsequent termination of an optionee's employment by the Corporation or by the optionee as a result of a material breach by the Corporation of any employment agreement between the optionee and the Corporation, each option granted prior to such Change of Control shall become immediately exercisable in full. As used herein, "Change of Control" shall mean any of the following events:

         (a) The acquisition (other than (i) from the Corporation or (ii) by Apollo (as herein defined) or Artemis (as hereinafter defined)) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act, excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding Shares or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors if the beneficial ownership of such person, entity or "group" exceeds the beneficial ownership of Shares and the combined voting power of the Corporation's then outstanding securities entitled to vote generally in the election of directors held by any person or entity that acquired such Shares or securities having such voting power from the Corporation and by both Apollo and Artemis; or

         (b) Individuals who, as of the first anniversary of the Effective Date (as defined in Section 13), constitute the Board (as of such date, the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the first anniversary of the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board; or

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         (c) Approval by the stockholders of the Corporation of a
reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation, in each case, unless the transaction was approved by a majority of the directors then comprising the Incumbent Board.

                  For purposes of the definition of "Change of Control", the term "Apollo" shall mean Apollo Advisors, L.P. and any entity that controls, is controlled by or is under common control with Apollo Advisors, L.P., including accounts under common management. For purposes of the definition of "Change of Control", the term "Artemis" shall mean Artemis America Partnership and any entity that controls, is controlled by or is under common control with Artemis America Partnership including accounts under common management.

10. Amendments and Termination.

                  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee under an option without the optionee's consent, or which without the approval of the stockholders would, except as is provided in Section 9, increase the total number of Shares reserved for the purpose of the Plan, change the employees or class of employees eligible to participate in the Plan, or extend the maximum option period under Section 6(b).

                  The Committee may amend the terms of any option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any optionee without the consent of the optionee. The Committee may also substitute new options for previously granted options, including substitution for previously granted options having higher option prices.

11. General Provisions.

         (a) The Committee may require each person purchasing Shares pursuant to an option under the Plan to represent to and agree with the Corporation in writing that the optionee is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         (b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12. Taxes.

                  Following exercise of an option, the optionee shall, no later than the date as of which an amount related to the option exercise first becomes includable in the gross income of the optionee for federal, state or local tax purposes, pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount and the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.
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13. Effective Date of Plan.

                  The Plan became effective on October 19, 1994 the date it was adopted by the Board and by the Corporation's then sole stockholder (the "Effective Date"). The Plan as amended and restated shall be effective as of January 9, 2001, the date as of which it is adopted by the Board, subject to stockholder approval.

14. Term of Plan.

                  No option shall be granted pursuant to the Plan more than 10 years after the Effective Date, but options theretofore granted may extend beyond and be exercised after that date.